UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 26, 2016

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

International Business Machines Corporation (IBM) held its Annual Meeting of Stockholders on April 26, 2016. Below are the final voting results. For more information on the following proposals, see IBM’s proxy statement dated March 7, 2016, the relevant portions of which are incorporated herein by reference.

• The stockholders elected each of the fourteen nominees to the Board of Directors for a one-year term by a majority of the votes cast:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
K.I. Chenault	583,159,622	30,699,946	4,838,802	165,658,351
M.L. Eskew	560,965,889	52,748,418	4,985,284	165,658,351
D.N. Farr	604,640,358	9,104,652	4,951,301	165,658,351
M. Fields	603,866,290	9,733,610	5,097,992	165,658,351
A. Gorsky	597,242,921	16,393,931	5,059,802	165,658,351
S.A. Jackson	590,163,167	23,336,214	5,196,001	165,658,351
A.N. Liveris	593,532,765	20,210,114	4,955,769	165,658,351
W.J. McNerney, Jr.	596,900,243	16,687,233	5,110,780	165,658,351
H.S. Olayan	601,611,037	11,762,878	5,325,779	165,658,351
J.W. Owens	603,612,535	10,079,455	5,007,784	165,658,351
V.M. Rometty	577,581,108	33,984,060	7,131,372	165,658,351
J.E. Spero	600,005,685	13,742,114	4,952,128	165,658,351
S. Taurel	591,609,160	21,975,114	5,117,208	165,658,351
P.R. Voser	601,390,521	11,555,153	5,753,974	165,658,351

• The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Independent Registered

Public Accounting Firm for the company:

For	758,957,072	97.32%
Against	20,873,079	2.68%
Abstain	4,527,562

• Advisory Vote on Executive Compensation:

For	497,479,782	81.95%
Against	109,593,892	18.05%
Abstain	11,622,830
Broker Non-Votes	165,658,351

• Stockholder Proposal for Disclosure of Lobbying Policies and Practices:

For	141,970,760	25.03%
Against	425,170,820	74.97%
Abstain	51,544,789
Broker Non-Votes	165,658,351

• Stockholder Proposal on the Right to Act by Written Consent:

For	190,607,115	31.35%
Against	417,424,653	68.65%
Abstain	10,661,234
Broker Non-Votes	165,658,351

• Stockholder Proposal to Have an Independent Board Chairman:

For	191,318,454	32.46%
Against	398,055,041	67.54%
Abstain	29,325,566
Broker Non Votes	165,658,351

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 29, 2016

By:	/s/ Christina M. Montgomery
Christina M. Montgomery
Vice President and Secretary